Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, 333-256179, 333-273751, 333-280078, 333-291553, and 333-294221), and Registration Statements on Form S-3 (Nos. 333-207141, 333-280076, and 333-290763) of Bed Bath & Beyond, Inc. of our report dated June 2, 2026 relating to the financial statements of The Container Store Group, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
July 27, 2026